   As filed with the Securities and Exchange Commission on December 22, 2000
                                                     Registration No. 333-47798

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                              Amendment No. 1 to
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              __________________
                      FIRST HORIZON ASSET SECURITIES INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                         75-2808384
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)
                               4000 Horizon Way
                              Irving, Texas 75063
                                (214) 441-4000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ______________________

                                Gerald L. Baker
                               4000 Horizon Way
                              Irving, Texas 75063
                                (214) 441-4000
           (Name, address, including zip code, and telephone number
                  including area code, of agent for service)
                            ______________________

      The Commission is requested to send copies of all communication to:

     David Barbour               Clyde A. Billings, Jr.                    John Arnholz
 Andrews & Kurth L.L.P.        Vice President and Counsel                Brown & Wood LLP
    1717 Main Street      First Tennessee National Corporation          1666 K Street, N.W.
       Suite 3700                  165 Madison Avenue                   Washington, DC 20006
  Dallas, Texas 75201           Memphis, Tennessee 38103                   (202) 533-1300
     (214) 659-4400                  (901) 523-5679

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering.[_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                                      CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                             Proposed maximum     Proposed maximum       Amount of
 Title of each class of securities to       Amount to be      offering price          aggregate         registration
          be registered                     registered(1)       per unit(2)       offering price(2)        fee(2)(3)
----------------------------------------------------------------------------------------------------------------------
Mortgage and Asset Backed Securities     $1,000,000,000             100%           $1,000,000,000          $250,000
======================================================================================================================

(1) This Registration Statement relates to the offering from time to time of up to $1,000,000,000 aggregate principal amount of Asset Backed Securities and to any resales of them in market making transactions by First Tennessee Securities Corporation or First Tennessee Capital Markets, each an affiliate of the Registrant, to the extent required.
(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3) $264.00 of which was previously paid to the commission on October 12, 2000 in connection with the filing of the Registration Statement.
                             __________________

     Pursuant to Rule 429 under the Securities Act, the Prospectus which is part of this Registration Statement is a combined Prospectus that also relates to $213,732,964 of Asset Backed Certificates registered under the Registrant's Registration Statement No. 333-74467 and remaining unissued as of the date hereof.


                               EXPLANATORY NOTE

     The purpose of this Amendment No. 1 to the Registration Statement is to increase the Amount to be Registered set forth on the cover page of the Registration Statement and to provide the information required under Item 14 of
Part II of the Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14. Other Expenses of Issuance and Distribution

     Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the securities offered hereby, other than underwriting discounts and commissions.

SEC Registration Fee...................... $  250,000
Printing and Engraving Expenses...........      7,500
Accounting Fees and Expenses..............    137,500
Legal Fees and Expenses...................    250,000
Trustee Fees and Expenses.................     50,000
Rating Agency Fees........................    500,000
Miscellaneous.............................     50,000
                                           ----------
          Total........................... $1,245,000
                                           ----------



Item 15. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended, the Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or ( iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant will indemnify each person who is or was a director or officer of the Registrant to the maximum extent permitted from time to time by law.

     First Tennessee National Corporation, the indirect parent of First Horizon Asset Securities Inc., provides insurance from commercial carriers against certain liabilities incurred by its officers and directors and by the officers and directors of certain of its subsidiaries and other affiliated corporations.

     See Item 17(c) below.

Item 16. Exhibits.

     Exhibit No.
     -----------

     1.1  Form of Underwriting Agreement***
     3.1  Certificate of Incorporation*
     3.2  Bylaws*
     4.1 Form of Pooling and Servicing Agreement for Mortgage Pass-Through Certificates**
     4.2  Form of Indenture****
     4.3  Form of Trust Agreement****
     5.1 Opinion of Andrews & Kurth L.L.P. regarding legality of the Securities****
     8.1  Opinion of Andrews & Kurth L.L.P., regarding certain tax matters****
     10.1 Form of Sale and Servicing Agreement****
     23.1 Consents of Andrews & Kurth L.L.P. (contained in their opinions filed as Exhibits 5.1 and 8.1 to this Registration Statement)****
     24.1 Powers of Attorney****
______________
* Previously filed with the Commission on March 16, 1999 as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 333-74467)

** Previously filed with the Commission on May 20, 1999 as an Exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (No. 333-74467)

*** Previously filed with the Commission on December 20, 1999 as an Exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form S-3 (No. 333-74467).

****Previously filed with the Commission on October 12, 2000 as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 333-47798)

Item 17. Undertakings

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

        Provided, however, that the undertakings set forth in clauses (i) and
        (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that (i) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each series of securities to which this Amendment No. 1 to Registration Statement relates and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 22nd day of December, 2000.

                                  FIRST HORIZON ASSET SECURITIES INC.



                                  By: /s/ Gerald L. Baker
                                     ---------------------------------
                                      Gerald L. Baker, President and
                                      Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                              Title                        Date
             ---------                              -----                        ----
                                                  President
  /s/ Gerald L. Baker                Chief Executive Officer and Director       December 22, 2000
---------------------------------
      Gerald L. Baker                   (Principal Executive Officer)

  /s/ Peter F. Makowiecki                Chief Financial Officer and            December 22, 2000
---------------------------------                 Treasurer
      Peter F. Makowiecki              (Principal Financial Officer and
                                         Principal Accounting Officer)

      J. Kenneth Glass*                            Director                     December 22, 2000
---------------------------------
      J. Kenneth Glass

     Thomas J. Wageman*                            Director                     December 22, 2000
---------------------------------
     Thomas J. Wageman

*By:   /s/ Gerald L. Baker
    -----------------------------
           Gerald L. Baker
          Attorney-in-Fact

                               INDEX TO EXHIBITS

    Exhibit No.
    -----------

    1.1        Form of Underwriting Agreement***
    3.1        Certificate of Incorporation*
    3.2        Bylaws*
    4.1 Form of Pooling and Servicing Agreement for Mortgage Pass-Through Certificates**
    4.2        Form of Indenture****
    4.3        Form of Trust Agreement****
    5.1        Opinion of Andrews & Kurth L.L.P. regarding legality of the
               Securities****
    8.1        Opinion of Andrews & Kurth L.L.P., regarding certain tax
               matters****
    10.1       Form of Sale and Servicing Agreement****
    23.1 Consents of Andrews & Kurth L.L.P. (contained in their opinions filed as Exhibits 5.1 and 8.1 to this Registration Statement)****
    24.1       Powers of Attorney****
______________
* Previously filed with the Commission on March 16, 1999 as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 333-74467)

** Previously filed with the Commission on May 20, 1999 as an Exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (No. 333-74467)

*** Previously filed with the Commission on December 20, 1999 as an Exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form S-3 (No. 333-74467).

****Previously filed with the Commission on October 12, 2000 as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 333-47798).